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                                                                       Exhibit 1

                          THE WILLIAMS COMPANIES, INC.

                    $800,000,000 8.625% Senior Notes Due 2010

                             UNDERWRITING AGREEMENT

                                          June 5, 2003

Lehman Brothers Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
c/o Lehman Brothers Inc.
    745 Seventh Avenue
    New York, NY 10019

Ladies and Gentlemen:

         The Williams Companies, Inc. (the "COMPANY"), a Delaware corporation, proposes to issue and sell $800,000,000 aggregate principal amount of its 8.625% Senior Notes Due 2010 (the "SECURITIES") to the several Underwriters (the "UNDERWRITERS") named in Schedule I hereto, subject to the conditions hereinafter stated. The Securities will be issued pursuant to the Senior Indenture dated as of November 10, 1997 between the Company and JPMorgan Chase Bank, as successor trustee (the "TRUSTEE") and a Ninth Supplemental Indenture thereto to be dated as of June 10, 2003 (the "SUPPLEMENTAL INDENTURE"; such indenture as so amended and supplemented is herein referred to as the "INDENTURE"). Lehman Brothers, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC shall act as representatives (the "REPRESENTATIVES") of the several Underwriters.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that as of the date hereof and at the Closing Date (as defined herein):

                  (a) A registration statement on Form S-3 with respect to debt securities, preferred and common stock of the Company, warrants, purchase contracts and units (collectively, the "SHELF SECURITIES"), including the Securities, has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities

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         Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement includes a prospectus relating to the Shelf Securities. In addition, the Company has filed, or will file within the applicable time period set forth in the Rules and Regulations, with the Commission, a prospectus supplement specifically relating to the Securities pursuant to Rule 424 of the Rules and Regulations. The term "REGISTRATION STATEMENT" means the registration statement as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Securities, in the form first used to confirm sales of the Securities. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "REGISTRATION STATEMENT", "BASIC PROSPECTUS", "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include, in each case, the material, if any, incorporated by reference therein; "EFFECTIVE TIME" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; and the terms "SUPPLEMENT", "AMEND" and "AMENDMENT", as used in this Agreement with respect to the Registration Statement or the Prospectus, shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. To the best of the Company's knowledge, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement.

                  (b) The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective

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         Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement and any amendment thereto) or contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in the case of the Prospectus any amendment or supplement thereto); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

                  (d) Each significant subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X under the Securities Act (each, a "SIGNIFICANT SUBSIDIARY" and collectively, "SIGNIFICANT SUBSIDIARIES") has been duly organized or validly formed, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                  (e) The Company and its Significant Subsidiaries each have all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals

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         (collectively, the "LICENSES") necessary to own, hold, or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Licenses could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification would not have a Material Adverse Effect;

                  (f) The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary (in the case of each Significant Subsidiary which is a corporation) have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (g) Each of the Company and its Significant Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to (i), (ii) and (iii), as may be disclosed in the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably likely to, singly or in the aggregate, have a Material Adverse Effect;

                  (h) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except as may be disclosed in the Prospectus and except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; there

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         has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

                  (i) The Company has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except where the same may be contested in good faith by appropriate proceedings, and where the Company has maintained in accordance with generally accepted accounting principles appropriate reserves for the accrual of any of the same. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges are, in the opinion of the Company, adequate;

                  (j) The Company is not, and immediately following the consummation of the offering of the Securities and the application of the proceeds therefrom will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (k) The Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery by the Trustee, the Indenture, when the Supplemental Indenture has been duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

                  (l) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of

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         the Indenture and delivered to and paid for by the Underwriters, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                  (m) The Securities will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form required under the Indenture. The Indenture will conform in all material respects to the statements relating thereto contained in the Prospectus;

                  (n) This Agreement has been duly authorized, executed and delivered by the Company;

                  (o) The execution and delivery by the Company of this Agreement and the Indenture, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated herein and therein and the compliance by the Company with the terms of this Agreement, the Indenture and the Securities have been duly authorized by all necessary action (corporate or other) on the part of the Company, and do not and will not (i) result in any violation of the charter or by-laws of the Company or (ii) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates is bound (except for such conflicts, breaches or defaults, in the case of this clause (ii), that could not reasonably be expected to have a Material Adverse Effect), nor does or will such action result in any violation of any statute applicable to the Company or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities by the Company to the Underwriters as contemplated by this Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

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                  (p) The Company is not (i) in violation of its charter or
         by-laws, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect;

                  (q) The Company has filed all documents with the Commission that it is required to file under the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and such documents conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and each document so filed or to be filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, complied or will comply when so filed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus, or any amendment or supplement thereto furnished by the Company, do not or will not as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (r) Neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would be reasonably likely to result in any Material Adverse Effect, or any development involving a material adverse change in or affecting the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, and, since the respective dates as of which information is given in the Prospectus or since the date of the Prospectus, there has not been (i) any change in the capital stock or long-term debt of the Company

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         or any of its subsidiaries, (ii) any material adverse change in or affecting the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or
         (iii) any transaction entered into by the Company or any of its Significant Subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, otherwise than as disclosed, in each case, in the Prospectus;

                  (s) The Company and its Significant Subsidiaries have good and marketable title in fee simple to, or valid rights of way, easements, leaseholds, licenses and consents to use, all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and all real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or such Significant Subsidiary, as the case may be;

                  (t) The Company and its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable in accordance with customary practices for companies engaged in similar businesses in similar industries for the conduct of their respective businesses and the value of their properties;

                  (u) The consolidated financial statements filed with or as part of any document filed with the Commission present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries at the dates and for the periods indicated, all in conformity with generally accepted accounting principles (subject, in the case of interim statements, to normal year-end audit adjustments); and the Company has no material contingent obligation which is not disclosed in such financial statements or in the Prospectus;

                  (v) Ernst & Young LLP, who have reported upon the audited financial statements and schedules included or incorporated by reference in the Prospectus, are independent auditors within the meaning of the rules and regulations promulgated under the Securities Act;

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                  (w) The Company (i) makes and keeps books and records which accurately reflect transactions and dispositions of the Company's assets and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals;

                  (x) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

                  (y) Since the date of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

                  (z) Since the date of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

                  (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no Reportable Event has occurred with respect to any "pension plan" (as defined by ERISA) for which the

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         Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of
         1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events described in Section 4043(c)(3) and other than those events as to which the thirty day notice period is waived under subsections .22, .24 (solely with respect to partial termination of a Plan), .27, .28, .29, .30, .31, .32, .34 or .35 of
         PBGC Reg. Section 4043) ;

                  (bb) Other than as set forth or incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary or to which any of their respective properties are subject that could reasonably be expected to result in any Material Adverse Effect, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement;

                  (cc) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement;

                  (dd) No business or related party transaction exists which is required by Item 404 of Regulation S-K to be described in the Prospectus which is not so described;

         The Company (i) acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant hereto, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and (ii) hereby consents to such reliance.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell and each of the Underwriters, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions

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hereinafter stated, agrees to purchase the Securities from the Company at
97.525% of their principal amount (the "PURCHASE PRICE") plus accrued interest, if any, from June 10, 2003 to the date of payment and delivery.

         3. PAYMENT AND DELIVERY. Payment for the Securities shall be made by wire or other immediately available funds to the order of the Company to a bank account designated by the Company at 10:00 A.M., New York time, on June 10, 2003, or at such other time on the same or such other date, as shall be agreed by the parties and designated in writing by the Representatives. The time and date of such payment are herein referred to as the "CLOSING DATE."

         Payment for the Securities shall be made against delivery to The Depository Trust Company or its custodian of one or more global securities representing the Securities (collectively, the "GLOBAL SECURITIES") registered in the name of Cede & Co. (the "GLOBAL HOLDER") with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid. Such Global Securities shall be made available to the Representatives for checking at least twenty four hours prior to the Closing Date, at the offices of Davis Polk & Wardwell, New York, New York.

         4. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters are subject to the following conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been received of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and

                           (ii) there shall not have occurred any material
                  adverse change, or any development which could reasonably be expected

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                  to result in a prospective material adverse change, in the financial condition, or in the earnings, business or operations of the Company, from that set forth in the Prospectus.

                  (c) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (b)(i) and
         (ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The person signing and delivering such certificate may rely upon the best of such person's knowledge after due inquiry as to proceedings threatened.

                  (d) The Representatives shall have received on the Closing Date an opinion of James J. Bender, Esq., Senior Vice President and General Counsel of the Company, dated the Closing Date, with such exceptions and qualifications as shall be agreed by the Representatives, to the effect set forth in Exhibit A.

                  The opinion of James J. Bender, Esq. described in Exhibit A shall be rendered to the Representatives at the request of the Company and shall so state therein.

                  (e) The Representatives shall have received on the Closing Date an opinion from Gibson, Dunn & Crutcher LLP, special counsel for the Company, dated the Closing Date, with such exceptions and qualifications as shall be agreed by the Representatives, to the effect set forth in Exhibit B.

                  The opinion of Gibson, Dunn & Crutcher LLP described in Exhibit B shall be rendered to the Representatives at the request of the Company and shall so state therein.

                  (f) The Representatives shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in paragraph 10 of Exhibit A, and such other matters as shall be agreed by the Representatives.

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         With respect to paragraph 9 of Exhibit A, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Prospectus (excluding any documents incorporated by reference therein) and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. Davis Polk & Wardwell may also state that they have relied solely on the opinion of James J. Bender, Esq., as to matters relating to the regulation of the Company by the Federal Energy Regulatory Commission.

                  (g) The Representatives shall have received on the Closing Date a letter, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

         5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the several Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

                  (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (d) Prior to the termination of the offering of the Securities, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                  (e) Prior to the termination of the offering of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object;

                  (f) As soon as practicable after the date of this Agreement, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (g) During the period of ninety (90) days from the date of this Agreement, the Company will not, without the prior written consent of Lehman Brothers, Inc., offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities substantially similar to the Securities or securities convertible into such debt securities issued or guaranteed by the Company. The foregoing sentence shall not apply in connection with the offering and sale of any Securities to the Underwriters pursuant to this Agreement;

                  (h) The Company will arrange for the qualification of the Securities for sale under the laws ("BLUE SKY LAWS") of such states in the United States as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Securities by the Underwriters; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (i) The Company consents to the use of the Prospectus, in accordance with the Prospectus and the Blue Sky Laws of the jurisdictions in which the Securities are offered by the Underwriters and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

                  (j) So long as any of the Securities are outstanding, the Company will furnish to the Representatives (i) promptly after it is available, upon request, a copy of each report of the Company filed with any stock exchange or the Commission and (ii) from time to time such other information concerning the Company as the Representatives may reasonably request.

                  (k) The Company and its affiliates have not taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

                  (l) The Company will take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of The McGraw

         Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("MOODY'S") to provide their respective ratings of the Securities.

                  (m) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

                  (n) The Company will use an amount equal to the net proceeds from the offering of the Securities solely as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (o) The Company will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of Securities.

                  (p) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) expenses associated with the preparation, printing and distribution of the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of counsel for the Company and the Company's accountants and of the Trustee and its counsel; (iv) the costs of qualification of the Securities under state securities or blue sky laws in accordance with the provisions of Section 5(i), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky or legal investment memoranda; (v) the costs of printing and delivery to the Underwriters in quantities as herein above stated of copies of each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto; (vi) the costs of printing and delivery to the Underwriters of copies of any blue sky or legal investment memoranda; (vii) any fees charged by rating agencies for the rating of the Securities; (viii) any filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (ix) any expenses incurred by the Company in connection with any "road show" presentation to potential investors, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the

         Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (x) the performance by the Company of its other obligations under this Agreement to the extent not provided for above.

                  (q) The Company will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the applicable Closing Date, and to satisfy all conditions precedent to the Underwriters' obligations hereunder to purchase the Securities.

         6.       INDEMNITY AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers, its employees and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, employee or controlling person in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement if the Company shall have furnished any amendments or supplements thereto) or (ii) caused by any omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (if the Company shall have furnished any amendments or supplements thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, if the person asserting any such losses, claims, damages or liabilities purchased any Securities from such Underwriter in connection with the initial distribution thereof and a copy of the Prospectus (as then amended or supplemented, if the Company shall have timely furnished any amendment or supplement thereto, but excluding any documents incorporated by reference therein) was not sent or given by or on behalf of the Underwriters to such person if required to be delivered under the Securities Act, at or prior to the written confirmation of the sale of the Securities to such person, and if such Prospectus (as then amended or supplemented, if applicable) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, its employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Such firm shall be designated in writing by Lehman Brothers Inc., in the case of the parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bears to the aggregate initial offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or appearing as a third party witness in any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities purchased by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                  (g) Each Underwriter, severally and not jointly, confirms and the Company acknowledges that the statements with respect to the offering of the Securities by such Underwriter set forth on the last paragraph of the cover page and the third, fourth, fifth, eighth, ninth and tenth paragraphs of text under "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of such Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

         7. DEFAULTING UNDERWRITERS. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the number of Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section
2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives and the Company who so agree shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives and the Company do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule I hereto who, pursuant to this Section 7, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date any of the events described in Section 4(b) shall have occurred or (b) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or
(iv) there shall have occurred any outbreak or escalation of hostilities (including, without limitation, an act of terrorism) or any material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus. Notice of such cancellation shall be given to the Company by telecopy or telephone but shall be subsequently confirmed by letter.

         9. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         10. REIMBURSEMENT OF THE UNDERWRITERS' EXPENSES. If this Agreement shall be terminated by the Representatives because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder.

         11. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 399 Park Avenue, 11th Floor, New York, New York 10022, Attention: Syndicate Department (Fax: 212-526-0943) with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022;

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission c/o The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Treasurer (Fax:
         918-573-2065).

         Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         12. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         14. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

         15. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         17. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                        Very truly yours,

                                        THE WILLIAMS COMPANIES, INC.

                                        By: /s/ Steven J. Malcolm
                                            -----------------------------------
                                            Name: Steven J. Malcolm
                                            Title: President and Chief Executive
                                                   Officer

Accepted as of the date hereof:

By: LEHMAN BROTHERS INC.
    CITIGROUP GLOBAL MARKETS INC.
    J.P. MORGAN SECURITIES INC.
    BANC OF AMERICA SECURITIES LLC
    For themselves and as Representatives
    of the several Underwriters named
    in Schedule I hereto.

By: LEHMAN BROTHERS INC.

/s/ Robert Pierce
--------------------------------
Name:  Robert Pierce
Title: Senior Vice President

                                                                      SCHEDULE I

                                                            Number of Securities
                 Underwriter                                  to be Purchased
Lehman Brothers Inc.............................                $266,666,667
Citigroup Global Markets Inc....................                 161,616,162
J.P. Morgan Securities Inc......................                 113,131,313
Banc of America Securities LLC..................                  64,646,465
Scotia Capital (USA) Inc........................                  56,565,657
Credit Lyonnais Securities (USA) Inc............                  44,444,444
TD Securities (USA) Inc.........................                  44,444,444
Merrill Lynch, Pierce, Fenner & Smith
Incorporated                                                      16,161,616
The Royal Bank of Scotland plc..................                  16,161,616
BOSC, Inc.......................................                   8,080,808
Morgan Stanley & Co. Incorporated...............                   8,080,808
                                                                ------------

                 Total..........................                $800,000,000
                                                                ------------

                                                                       EXHIBIT A

                        OPINION OF JAMES J. BENDER, ESQ.,
                  SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF
                          THE WILLIAMS COMPANIES, INC.

         1. The Company and each of its Significant Subsidiaries have been duly incorporated or otherwise validly organized or validly formed and are validly existing in good standing under the laws of their respective jurisdictions of formation or incorporation, have the requisite power and authority to own their property and to conduct their business as described in the Prospectus and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent such failure to be qualified or in good standing would not reasonably be expected to have a Material Adverse Effect, and all of the issued shares of capital stock of each Significant Subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

         2. To the best of such counsel's knowledge, the Company and its Significant Subsidiaries each have all Licenses necessary to own, hold, or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such Licenses could not reasonably be expected to have a Material Adverse Effect, and, to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification could not reasonably be expected to have a Material Adverse Effect;

         3. The Company is not in violation of its charter or bylaws, and, to the best of such counsel's knowledge, the Company is not (i) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Material Contract, or (ii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except as disclosed in the Prospectus, and in the case of (i) and (ii), for such defaults or violations as are not reasonably expected to have a Material Adverse Effect;

         4. Each of the Underwriting Agreement, the Indenture and the Securities have been duly authorized, executed, and delivered by the Company.

         5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Securities and the Indenture will not contravene any law applicable to the Company, or the Certificate of Incorporation or By-laws of the Company or any Material Contract, or any judgment, order, decree of any governmental body, agency or court having jurisdiction over the Company. This paragraph 5 does not include any opinion regarding any federal or state securities or Blue Sky laws or regulations.

         6. The Company has filed all documents with the Commission that it is required to file under the Exchange Act and the rules and regulations of the Commission thereunder;

         7. To the best of such counsel's knowledge, other than as set forth or incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against the Company or to which any of its properties are subject that could reasonably be expected to result in any Material Adverse Effect, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated by the Underwriting Agreement;

         8. After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is subject which is required to be described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

         9. Such counsel shall state that such counsel or personnel under such counsel's supervision have participated in conferences with officers and other representatives of the Company, the Company's outside counsel, representatives of the independent auditors for the Company, your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has made such other investigation as such counsel has deemed necessary and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus; on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that (a) the Registration Statement and the Prospectus (in each case excluding (x) the Incorporated Documents and (y) the Trustee's Statement of Eligibility on Form T-

1 (as to which such counsel expresses no opinion)), as amended or supplemented, if applicable, did not comply as to form, when filed, in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, (b) the Incorporated Documents did not comply as to form, when filed, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, (c) the Registration Statement, on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or to make the statements therein not misleading, or (d) the Prospectus, as amended or supplemented, if applicable, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that with respect to each of clauses (a)-(d), such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial and accounting data included or incorporated by reference in the Registration Statement or the Prospectus. In addition, such counsel shall state that such counsel has been advised by the staff of the Commission that the Registration Statement has been declared effective under the Act by the Commission and the Indenture qualified under the Trust Indenture Act of 1939, as amended.

"INCORPORATED DOCUMENTS" means the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such Annual Report.

"MATERIAL CONTRACT" means all agreements and instruments included in the list of exhibits in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Current Reports on Form 8-K filed subsequent to such Annual Report (except for employment agreements, stock option plans, stock election plans, stock incentive plans, officer and director indemnification agreements and deferred compensation plans, all of which are excluded).

                                                                       EXHIBIT B

                      OPINION OF GIBSON DUNN & CRUTCHER LLP

         1. The Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         2. The Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         3. The issuance of the Securities and the execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Securities do not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement. This paragraph 3 does not include any opinion regarding any federal or state securities or Blue Sky laws or regulations.

         4. The execution, delivery and performance by the Company of the Underwriting Agreement, the Securities and the Indenture will not violate (i) the Certificate of Incorporation or By-laws of the Company, (ii) the terms of any Material Contract, or (iii) any order, judgment or decree of any court or other agency of government identified to such counsel in an officers' certificate of the Company as constituting all orders, judgments or decrees binding on the Company and attached to such opinion. This paragraph 4 does not include any opinion regarding any federal or state securities or Blue Sky laws or regulations.

         5. The Company is not, and immediately after giving effect to the offering of the Securities and the application of the proceeds therefrom as contemplated by the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         6. Such counsel shall state that such counsel believes that the Indenture and the Securities conform in all material respects with the descriptions thereof contained in the Prospectus.

         7. Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors for the Company, your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed (provided that such may state that the Registration Statement and the Basic Prospectus, and the documents incorporated by reference in the Registration Statement and the Prospectus, were prepared and filed by the Company without the participation of such counsel) and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus except as stated in paragraph 6 above, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that (a) the Registration Statement and the Prospectus (in each case excluding (x) the documents incorporated by reference therein and (y) the Trustee's Statement of Eligibility on Form T-1 (as to which such counsel expresses no opinion)), as amended or supplemented, if applicable, did not comply as to form, when filed, in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder,
(b) the Registration Statement, on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or to make the statements therein not misleading, or (c) the Prospectus, as amended or supplemented, if applicable, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that with respect to each of clauses
(a)-(c), such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial and accounting data included or incorporated by reference in the Registration Statement or the Prospectus. In addition, such counsel shall state that such counsel has been advised by the staff of the Commission that the Registration Statement has been declared effective under the Act by the Commission and the Indenture qualified under the Trust Indenture Act of 1939, as amended. Gibson, Dunn & Crutcher LLP may also state that they do not express any opinion regarding any federal or state laws or regulations applicable to entities operating in the energy industry, including regulations of the Federal Energy Regulatory Commission.

"MATERIAL CONTRACT" means all agreements and instruments included in the list of exhibits in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Current Reports on Form 8-K filed subsequent to such Annual Report (except for employment agreements, stock option plans, stock election plans, stock incentive plans, officer and director indemnification agreements and deferred compensation plans, all of which are excluded).